Exhibit 7.01

AGREEMENT OF JOINT FILING

The parties listed below agree that the Schedule 13D to which this agreement is attached as an exhibit, and all further amendments thereto, shall be filed on behalf of each of them.  This Agreement is intended to satisfy Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: July 12, 2023

Rui Zhang

/s/ Rui Zhang

KPartners Limited

By:	/s/ Rui Zhang
Name: Rui Zhang
Title: Director

K2 Partners II GP, LLC

By:	/s/ Rui Zhang
Name: Rui Zhang
Title: Director

[Signature Page to Agreement of Joint Filing]

K2 Partners II GP, L.P.

By:	/s/ Rui Zhang
Name: Rui Zhang
Title: Director, for and on behalf of
K2 Partners II GP, LLC, General Partner

K2 Partners II L.P.

By:	/s/ Rui Zhang
Name: Rui Zhang
Title: For and on behalf of K2 Partners II GP, L.P., General Partner,
Director of, and for and on behalf of, K2 partners II GP, LLC, Sole General Partner of, and for and on behalf of, K2 Partners II GP, L.P.

K2 Partners II Limited

By:	/s/ Rui Zhang
Name: Rui Zhang
Title: Director

[Signature Page to Agreement of Joint Filing]